                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              BSQUARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                     [LOGO]

                              BSQUARE CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 2, 2000

     TO THE SHAREHOLDERS:

     Notice is hereby given that the 2000 Annual Meeting of Shareholders of BSQUARE CORPORATION, a Washington corporation (the "Company"), will be held on Tuesday, May 2, 2000 at 10:00 a.m., local time, at the Company's offices at 3150 139th Avenue S.E., Bellevue, Washington 98005, for the following purposes:

          1. To elect two Class I directors to serve for the ensuing one year and until their successors are duly elected, to elect two Class II directors to serve for the ensuing two years and until their successors are duly elected, and to elect two Class III directors to serve for the ensuing three years and until their successors are duly elected.

          2. To approve an amendment to the stock option plan to annually increase the number of shares reserved for issuance during each of the Company's fiscal years beginning on January 1, 2000 by an amount equal to the lesser of (A) four percent (4%) of the Company's outstanding shares at the end of such fiscal year and (B) an amount determined by the Board of Directors.

          3. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 150,000,000 shares.

          4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 24, 2000 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on March 24, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

                                          By Order of the Board of Directors

                                          Brian V. Turner, Senior Vice President
                                          of Operations, Chief Financial Officer
                                          and Secretary

Bellevue, Washington
April 7, 2000

                              BSQUARE CORPORATION

            PROXY STATEMENT FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

                               PROCEDURAL MATTERS

GENERAL

     The enclosed Proxy is solicited on behalf of BSQUARE CORPORATION, a Washington corporation (the "Company"), for use at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 2, 2000 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at 3150 139th Avenue S.E., Bellevue, Washington 98005. The Company's telephone number at its principal business offices is (425) 519-5900.

     These proxy solicitation materials were mailed on or about April 7, 2000 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Only shareholders of record at the close of business on March 24, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock, no par value. As of the Record Date, 32,591,908 shares of the Company's Common Stock were issued and outstanding and held of record by 140 shareholders. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each holder of Common Stock is entitled to one vote for each share held.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory authority in Washington as to the proper treatment of abstentions or broker non-votes, the Company believes that abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In addition, the Company believes that abstentions and broker non-votes should be counted for purposes of determining the total number of Votes Cast with respect to the proposal to amend the Articles of Incorporation and thus will have the same effect as a vote against that proposal. However, the Company believes that abstentions and broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the election of directors or the proposal to amend the stock option plan and thus will not have any effect on the outcome of the voting on either of those matters.

     All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (the "SEC"). Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2001 Annual Meeting of Shareholders must be received by the Company no later than December 7, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of shareholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders (or, with respect to an election of directors to be held at a special meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations. The Company's Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by shareholders, whether or not included in the Company's proxy materials, should be sent to BSQUARE CORPORATION, 3150 139th Avenue S.E., Bellevue, Washington 98006, Attention:
Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to:

     - each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock;

     - each director and each nominee for director of the Company;

     - each of the executive officers of the Company named in the Summary Compensation Table in "Executive Compensation and Other Matters" below; and

     - all directors and executive officers of the Company as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of calculating the number of shares beneficially owned by a shareholder and the percentage ownership of that shareholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date by that shareholder are deemed outstanding. These options are listed below under the heading "Number of Shares Underlying Options" and are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder. Percentage ownership is based on 32,591,908 shares of Common Stock outstanding as of the Record Date.

     Unless otherwise noted below, the address for each shareholder listed below is: c/o BSQUARE Corporation, 3150 139th Avenue S.E., Bellevue, Washington 98005. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the Common Stock indicated, except to the extent shared by spouses under applicable law.

                                                          NUMBER OF SHARES
                                                    ----------------------------
                                                     BENEFICIALLY     UNDERLYING    PERCENT OF SHARES
       NAME AND ADDRESS OF BENEFICIAL OWNER         OWNED DIRECTLY     OPTIONS      BENEFICIALLY OWNED
       ------------------------------------         --------------    ----------    ------------------
Entities affiliated with TA Associates, Inc.(1)...     7,015,800        15,000             21.6%
  High Street Tower
  Suite 2500
  Boston, MA 02110
Jeffrey T. Chambers(2)............................     7,015,800        15,000             21.6
Albert T. Dosser..................................     5,744,499            --             17.6
Peter R. Gregory(3)...............................     5,731,056            --             17.6
William T. Baxter.................................     5,016,295            --             15.4
Scot E. Land(4)...................................     1,805,555        56,666              5.7
Entities affiliated with Encompass Ventures(5)....     1,805,555        41,666              5.7
  4040 Lake Washington Blvd. N.E.
  Suite 205
  Kirkland, WA 98033
Vulcan Ventures Incorporated......................     1,518,378            --              4.7
  110 110th Avenue N.E., Suite 550
  Bellevue, WA 98004
David M. Moore(6).................................     1,518,378            --              4.7
Brian V. Turner...................................           500       300,000                *
William L. Larson.................................            --        40,000                *
David J. Bialer...................................            --       100,000                *
Donald L. Whitt...................................         5,000         7,500                *
All executive officers and directors as a group (9
  persons)(7).....................................    21,106,027       519,166             65.3%

---------------
 *  Less than 1%.

(1) The holding shown is as of February 15, 2000 as reported in a Schedule 13G filed on behalf of a group consisting of TA/Advent VIII L.P., Advent Atlantic and Pacific III, L.P., TA Executives Fund L.L.C. and TA Investors L.L.C. Includes 5,722,076 shares held by TA/Advent VIII L.P., 1,073,990 shares held by Advent Atlantic and Pacific III, L.P., 114,497 shares held by TA Investors L.L.C. and 105,237 shares held by TA Executives Fund L.L.C., all of which are funds managed by TA Associates.

(2) Includes 5,722,076 shares held by TA/Advent VIII L.P., 1,073,990 shares held by Advent Atlantic and Pacific III, L.P., 114,497 shares held by TA Investors L.L.C. and 105,237 shares held by TA Executives Fund L.L.C., all of which are funds managed by TA Associates. Mr. Chambers is a managing director of TA Associates. Mr. Chambers directly or indirectly shares voting and investment power with respect to such shares but disclaims beneficial ownership.

(3) Mr. Gregory was employed by the Company through November 1999.

(4) Includes 1,372,222 shares held by Encompass Group US Information Technology Partners 1 LP, 277,778 shares held by TCI Club and 155,555 shares held by Northwest Financing, L.L.C., all of which are funds managed by Encompass Ventures. Also includes an option to purchase 41,666 shares held by Encompass Europe, Inc., in which Encompass Ventures holds a minority interest. Mr. Land is a managing director of

    Encompass Ventures and is a director of Encompass Europe. Mr. Land directly or indirectly shares voting and investment power with respect to such shares but disclaims beneficial ownership.

(5) Includes 1,372,222 shares held by Encompass Group US Information Technology Partners 1 LP, 277,778 shares held by TCI Club and 155,555 shares held by Northwest Financing, L.L.C., all of which are funds managed by Encompass Ventures. Also includes an option to purchase 41,666 shares held by Encompass Europe, Inc., in which Encompass Ventures holds a minority interest. Encompass Ventures disclaims beneficial ownership of Encompass Europe's shares.

(6) Includes 1,518,378 shares held by Vulcan Ventures Incorporated. Mr. Moore is a Senior Analyst at Vulcan Northwest Inc., which is affiliated with Vulcan Ventures Incorporated. Mr. Moore disclaims beneficial ownership of such shares.

(7) See footnotes 2, 4 and 6 above.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     We currently have authorized seven directors; however, the Company's Board of Directors is currently comprised of six members and one Board seat remains vacant. The Board of Directors intends to leave the remaining seat vacant until an appropriate individual is identified and elected by the Board of Directors. The Board of Directors is divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. When the vacant Board seat is filled, such director will be a Class I director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships among our directors and officers.

NOMINEES FOR DIRECTORS

     Two Class I directors are to be elected at the Annual Meeting for a one-year term ending in 2001. Two Class II directors are to be elected at the Annual Meeting for a two-year term ending in 2002. Two Class III directors are to be elected for a three-year term ending in 2003. The Board of Directors has nominated Scot E. Land and William L. Larson for election as Class I directors. The Board of Directors has nominated Albert T. Dosser and Jeffrey T. Chambers for election as Class II directors. The Board of Directors has nominated William
T. Baxter and David M. Moore for election as Class III directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. The proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxy holders.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

     If a quorum is present and voting, the six (6) nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEES

     The names of the nominees and certain information about them as of the Record Date are set forth below:

                                                                                       DIRECTOR
           NAME OF NOMINEE             AGE         POSITIONS WITH THE COMPANY           SINCE
           ---------------             ---         --------------------------          --------
William T. Baxter....................  37     Chairman of the Board, President and       1994
                                              Chief Executive Officer
Albert T. Dosser.....................  42     Senior Vice President, Director            1994
Jeffrey T. Chambers(1)(2)............  44     Director                                   1998
Scot E. Land(1)(2)...................  45     Director                                   1998
William L. Larson....................  43     Director                                   1998
David M. Moore.......................  45     Director                                   1999

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     William T. Baxter co-founded BSQUARE in July 1994 and has served as our President, Chief Executive Officer and Chairman of the Board since our inception. From June 1993 to October 1994, Mr. Baxter served as Principal Engineer at Digital Equipment Corporation, a manufacturer of business and networking computer systems. Between February 1990 and May 1993, Mr. Baxter served as Manager of Compiler Development at Intergraph Corporation, a developer and manufacturer of interactive computer graphics systems. Mr. Baxter holds a B.S. and M.S. in computer science from the University of Wyoming.

     Albert T. Dosser co-founded BSQUARE in July 1994 and has served as a Senior Vice President and a director since our inception. From June 1992 to October 1994, Mr. Dosser served as a software engineer at Digital Equipment Corporation. Between August 1984 and June 1992, Mr. Dosser served as a software engineer at Telesoft, a software firm developing Ada compilers and related products, and from July 1982 to August 1984, he served as a sales support analyst and as assistant to the national product manager for the OEM Systems Division at NCR, a manufacturer of business and networking computer systems. Mr. Dosser holds a B.S. in information science, with a minor in mathematics, from East Tennessee State University.

     Jeffrey T. Chambers has been a director of BSQUARE since February 1998. Mr. Chambers was elected to our board of directors in connection with the purchase of shares of our preferred stock by affiliates of TA Associates, Inc., a venture capital firm. Mr. Chambers has been employed by TA Associates or its predecessor since 1980, where he currently serves as a managing director. In addition to BSQUARE, Mr. Chambers currently serves as a director of several privately held companies.

     Scot E. Land has been a director of BSQUARE since February 1998. Mr. Land was elected to our board of directors in connection with the purchase of shares of our preferred stock by affiliates of Encompass Group, a venture capital firm. Mr. Land is currently a managing director of Encompass Ventures, an affiliate of Encompass Group, a position he has held since September 1997. Prior to joining Encompass, Mr. Land was a Senior Technology Analyst and Strategic Planning Consultant with Microsoft from June 1995 to September 1997, and a technology research analyst and investment banker for First Marathon Securities, a Canadian investment bank, from September 1993 to April 1995. From October 1988 to February 1993, Mr. Land was the President and Chief Executive Officer of InVision Technologies, a publicly traded company founded by Mr. Land in October 1988 that designs and manufacturers high-speed computer-aided topography systems for automatic explosives detection for aviation security. Prior to founding InVision Technologies, Mr. Land served as a principal in the international consulting practice of Ernst and Young LLP, a public accounting firm, from April 1984 to October 1988.

     William L. Larson has been a director of BSQUARE since September 1998. Since September 1993, Mr. Larson has been the Chief Executive Officer of Network Associates, Inc., a software company, where he has also served as President and a director since October 1993 and as Chairman of the Board since April 1995. From August 1988 to September 1993, Mr. Larson served as a Vice President of SunSoft, Inc., a systems software subsidiary of Sun Microsystems, where he was responsible for worldwide sales and marketing.

     David M. Moore has been a director of BSQUARE since October 1999. Since November 1998, Mr. Moore has been a Senior Analyst at Vulcan Northwest Inc., a venture capital firm, and has served as President of Paralex Corporation, a consulting company, since October 1997. Prior to that, Mr. Moore worked at Microsoft Corporation in various capacities, most recently as a Director of Development.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during fiscal 1999. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee currently consists of Mr. Chambers and Mr. Land. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope of audit and other services by the Company's independent auditors, reviews the accounting principles and auditing practices and procedures to be used for the Company's financial statements and reviews the results of the Company's audits. The Audit Committee held two meetings during fiscal 1999.

     The Compensation Committee currently consists of Mr. Chambers and Mr. Land. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, grants stock options under the Company's stock option plan and makes recommendations to the Board of Directors on compensation matters. The Compensation Committee held two meetings during fiscal 1999.

     No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member.

COMPENSATION OF DIRECTORS

     Directors are reimbursed for expenses incurred in connection with attending Board of Directors and committee meetings but are not otherwise compensated for their services as Board members. In August 1998, the Company granted to each of TA Associates, with whom Jeffrey T. Chambers is affiliated, and Scot E. Land, an option to purchase 45,000 shares of Common Stock at an exercise price of $1.80 per share, vesting in three annual installments of 15,000 shares each. In October 1999, the Company granted to Mr. Land an option to purchase 40,000 shares of Common Stock at an exercise price of $12.00 per share, vesting in four annual installments of 10,000 shares each. In July 1998, the Company granted to William Larson an option to purchase 120,000 shares of Common Stock at an exercise price of $1.80 per share, vesting in three annual installments of 40,000 shares each. In October 1999, the Company granted to David Moore an option to purchase 35,000 shares of Common Stock at an exercise price of $39.56 per share, vesting in three annual installments of approximately 11,667 shares each. The Company currently intends to make comparable option grants to future non-employee directors.

                                  PROPOSAL TWO

                            APPROVAL OF AMENDMENT TO
                   THE STOCK OPTION PLAN TO INCREASE ANNUALLY
             THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

PROPOSED AMENDMENT

     In February 2000, the Board approved an amendment to the stock option plan to annually increase the number of shares reserved for issuance during each of the Company's fiscal years beginning on January 1, 2000 by an amount equal to the lesser of (A) four percent (4%) of the Company's outstanding shares at the end of such fiscal year and (B) an amount determined by the Board of Directors.

REASONS FOR THE AMENDMENT

     The Company relies upon the stock option plan as one of the benefits necessary to attract and retain skilled employees. The Board of Directors believes it is in the Company's best interests to provide for an annual increase of the shares reserved for issuance under the stock option plan so that the Company may continue to attract and retain the services of qualified employees by providing employees an opportunity to purchase the Company's Common Stock through option grants.

ACTIVITY UNDER THE STOCK OPTION PLAN

     The Company believes that its stock option plan is an important factor in attracting and retaining skilled personnel. From time to time, the Company reviews the number of shares available for issuance under the stock option plan and, based on the Company's estimates of the number of shares expected to be issued under the stock option plan, management presents to the Board of Directors a recommendation for the addition of shares reserved for issuance. The Board reviews such recommendation and, if approved by the Board, presents a proposal for the shareholders' approval.

     As of the Record Date, 437,139 shares of Common Stock had been issued upon exercise of stock options, options to purchase an aggregate of 3,491,822 shares were outstanding at a weighted average exercise price of $4.99 per share, and 1,696,039 shares remained available for future issuance under the stock option plan.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the stock option plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE STOCK OPTION PLAN.

SUMMARY OF THE STOCK OPTION PLAN

     The essential features of the stock option plan are outlined below.

     Purpose. The purpose of the stock option plan is to provide a means whereby eligible employees, officers, directors, consultants and independent contractors of the Company can acquire the Company's Common Stock.

     Administration. The stock option plan may be administered by the Board or a committee of the Board or individual designated by the Board (the "Plan Administrator"). Subject to the other provisions of the stock option plan and ratification by the Board, the Plan Administrator has the power to determine the terms and conditions of any options granted, including but not limited to the exercise price, the number of shares subject to the option and the exercisability thereof. Mr. Baxter, our President and Chief Executive Officer, currently serves as the Plan Administrator with respect to option grants to certain specified employee classifications, and the Compensation Committee of the Board serves as the Plan Administrator with respect to all other option grants.

     Eligibility, Terms of Options and Limitations. The stock option plan provides that nonstatutory stock options may be granted only to employees, officers, directors, independent contractors and consultants of the Company. Incentive stock options may be granted only to employees. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a "10% Shareholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other incentive stock options under the stock option plan may not exceed ten years. The Plan Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, the duties and responsibilities of the employee, director or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account.

     Conditions of Options. Each option granted under the stock option plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following conditions:

          (a) Exercise Price. The Plan Administrator determines the exercise price of options to purchase shares of Common Stock. However, the exercise price of an incentive stock option must not be less than 100% (110%, if issued to a 10% Shareholder) of the fair market value of the Common Stock on the date the option is granted. The exercise price of a nonstatutory stock option shall be determined by the Plan Administrator. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock shall be the closing sale price for such stock as quoted on the Nasdaq National Market for the day of determination.

          (b) Value Limitation. The aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year shall not exceed $100,000. In the event the optionee holds two or more such options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options are granted.

          (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be cash or other consideration as determined by the Plan Administrator.

          (d) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Plan Administrator. Options granted under the stock option plan generally have a ten-year term (five years, if issued to a 10% Shareholder) and to date generally become exercisable annually over a four-year period, subject to the optionee's continuation as a service provider. An option is exercised by giving written notice of exercise to the Company and by tendering full payment of the purchase price to the Company.

          (e) Termination of Employment. The Plan Administrator shall establish and set forth in each instrument that evidence an option whether the option will continue to be exercisable, and the terms and conditions of such exercise, if an optionee ceases to be employed by, or to provide services to, the Company or an affiliate of the Company, which provisions may be waived or modified by the Plan Administrator at any time.

          (f) Assignability. Each option granted pursuant to the stock option plan shall, during the optionee's lifetime, be exercisable only by him or her, and the option is generally not transferable by the optionee.

          (g) Termination of Options. Excluding incentive stock options issued to 10% Shareholders, options granted under the stock option plan expire on the date set forth in the option agreement (not to exceed ten years from the date of grant in the case of incentive stock options). Incentive stock options granted to 10% Shareholders expire five years from the date of grant (or such shorter period set forth in the option agreement). No option may be exercised by any person after the expiration of its term.

     Adjustment Upon Changes in Capitalization. If there is any change in the stock subject to the stock option plan or an option agreement through merger, consolidation, reorganization, reincorporation, stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments shall be made by the Plan Administrator in order to preserve, but not to increase the benefits to the individual, including adjustments to the aggregate number, kind and price per share of shares subject to the stock option plan or an option agreement.

     Change of Control. In the event a third party acquires the Company through the purchase of all or substantially all of the Company's assets, a merger or other business combination, if so provided in applicable stock option agreements, the unexercised portion of outstanding options will vest and become immediately exercisable.

     Amendment and Termination of the stock option plan. The Board of Directors may at any time amend or terminate this stock option plan as it deems advisable; provided that such amendment or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the stock option plan or an amendment to the stock option plan be approved by the Company's shareholders.

     No option may be granted nor any stock issued under the stock option plan after the termination of the stock option plan, and no amendment or termination of the stock option plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the stock option plan. The stock option plan shall terminate in May 2007 unless previously terminated by the Board.

FEDERAL TAX INFORMATION

     Options granted under the stock option plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     All of the options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon disposition of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE STOCK OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE INCOME TAX LAWS OF ANY

MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                 PROPOSAL THREE

                             APPROVAL OF AMENDMENT
               TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

PROPOSED AMENDMENT

     The Company's Amended and Restated Articles of Incorporation (the "Articles"), as currently in effect, provide that the Company is authorized to issue 10,000,000 shares of Preferred Stock, no par value per share, and 50,000,000 shares of Common Stock, no par value per share. In February 2000, the Board of Directors authorized an amendment to the Articles to increase the authorized number of shares of Common Stock to 150,000,000 shares (the "Amendment").

     As of Record Date, 32,591,908 shares of Common Stock were issued and outstanding, 3,491,822 additional shares were issuable upon exercise of outstanding options and approximately 1,696,039 shares were reserved for future grants under the Company's stock plans.

PURPOSE AND EFFECT OF AMENDMENT

     The principal purposes of the Amendment, among others, are to authorize additional shares of Common Stock that will be available in the event that the Board of Directors determines to authorize stock dividends or future stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets or to establish a strategic relationship with a corporate partner. If the Amendment is adopted, 100,000,000 additional shares of Common Stock of the Company will be available for issuance by the Board of Directors without any further shareholder approval, although certain large issuances of shares may require shareholder approval in accordance with the requirements of the Nasdaq National Market. The Board of Directors believes that it is desirable that the Company have the flexibility to issue the additional shares without further shareholder approval. The holders of Common Stock have no preemptive rights to purchase any stock of the Company. The additional shares could be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

     The increase in the authorized number of shares of Common Stock is necessary to provide shares for the proposed increase in the number of shares reserved for issuance under the stock option plan pursuant to Proposal Two. Other than the foregoing, the Company has no current plans or proposals to issue any portion of the additional shares to be authorized under this proposal.

     The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the shareholders in a takeover situation. Although it is not the purpose of the Amendment, the authorized but unissued shares of Common Stock (as well as the authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Company has previously adopted certain measures that may have the effect of delaying or preventing an unsolicited takeover attempt, including provisions of the Articles authorizing the Board to issue up to 10,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board, and a classified Board of Directors in which the Board of Directors is divided into three classes. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT

     The approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

                       ADDITIONAL INFORMATION RELATING TO
                     DIRECTORS AND OFFICERS OF THE COMPANY

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information concerning compensation for services rendered to the Company in all capacities during the fiscal year ended December 31, 1999 by (i) the Company's chief executive officer, (ii) the four other most highly compensated executive officers who were serving in such capacities at the end of fiscal 1999 and whose salary and bonus for fiscal 1999 exceeded $100,000 and (iii) one former executive officer whose salary and bonus for fiscal 1999 exceeded $100,000 but who was not serving as an executive officer of the Company at the end of fiscal 1999.

                                                            LONG TERM
                                                           COMPENSATION        ALL OTHER COMPENSATION
                                            ANNUAL         ------------   ---------------------------------
                                         COMPENSATION       SECURITIES     HEALTH      LIFE AND
                                       -----------------    UNDERLYING    INSURANCE   DISABILITY    MOVING
     NAME AND PRINCIPAL POSITION        SALARY    BONUS    OPTIONS(#S)    PREMIUMS     PREMIUMS    EXPENSES
     ---------------------------       --------   ------   ------------   ---------   ----------   --------
William T. Baxter....................  $250,000   $   --          --       $2,224       $1,060     $    --
  President and Chief
  Executive Officer
Albert T. Dosser.....................   150,000       --          --        1,915        1,305          --
  Senior Vice President
Peter R. Gregory(1)..................   144,231       --          --           --        1,070          --
  Senior Vice President
Brian V. Turner(2)...................   133,730       --     340,000        1,725           --       7,493
  Senior Vice President of Operations
  and Chief Financial Officer
David J. Bialer......................   131,541      950      30,000        2,707           --      19,461
  General Manager
Donald L. Whitt......................   126,415    1,300      40,000        1,839           --          --
  General Manager

---------------
(1) Mr. Gregory was employed by the Company through November 1999.

(2) Mr. Turner was hired by the Company in April 1999.

Option Grants in Fiscal Year 1999

     The following table sets forth certain information with respect to stock options granted to each of the Company's named executive officers during the fiscal year ended December 31, 1999. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These rates are mandated by the SEC and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock. In the fiscal year ended December 31, 1999, the Company granted options to acquire up to an aggregate of 1,108,150 shares of Common Stock to employees and directors, all under the Company's stock option plan and all at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

                                             INDIVIDUAL GRANTS
                       --------------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                                PERCENT OF                                 ASSUMED ANNUAL RATES OF
                                               TOTAL OPTIONS                             STOCK PRICE APPRECIATION FOR
                             NUMBER OF          GRANTED TO     EXERCISE                          OPTION TERM
                       SECURITIES UNDERLYING   EMPLOYEES IN    PRICE PER   EXPIRATION   ------------------------------
        NAME              OPTIONS GRANTED       FISCAL 1999      SHARE        DATE           5%              10%
        ----           ---------------------   -------------   ---------   ----------   ------------    --------------
William T. Baxter....              --                --         $   --            --      $     --        $       --
Albert T. Dosser.....              --                --             --            --            --                --
Peter R. Gregory.....              --                --             --            --            --                --
Brian V. Turner......         300,000              22.0%          1.44        4/7/09       705,637         1,123,609
                               40,000               3.0%         12.00      10/15/09       781,869         1,244,996
David J. Bialer......          30,000               9.0%         10.00       9/14/09       488,668           778,123
Donald L. Whitt......          40,000               1.0%          2.50        7/5/09       162,889           259,374

Aggregate Option Exercises in Fiscal Year 1999 and Fiscal Year-End Option Values

     With respect to the Company's named executive officers, the following table sets forth information concerning option exercises in the fiscal year ended December 31, 1999 and exercisable and unexercisable options held as of December 31, 1999.

                         NUMBER OF SHARES           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                       ACQUIRED ON EXERCISE        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                       ---------------------    OPTIONS AT DECEMBER 31, 1999         DECEMBER 31, 1999
                                     VALUE      ----------------------------    ----------------------------
        NAME           EXERCISED    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           ---------    --------    -----------    -------------    -----------    -------------
William T. Baxter....      --         $ --             --             --        $        --     $       --
Albert T. Dosser.....      --           --             --             --                 --             --
Peter R. Gregory.....      --           --             --             --                 --             --
Brian V. Turner......      --           --        300,000         40,000         12,149,400      1,197,520
David J. Bialer......      --           --        100,000         30,000          4,093,800        958,140
Donald L. Whitt......      --           --          7,500         57,500            311,787      2,303,439

EMPLOYEE BENEFIT PLANS

Amended and Restated Stock Option Plan

     The Company has an amended and restated stock option plan pursuant to which options to purchase Common Stock are granted to officers and employees of the Company. See Proposal Two for a description of the terms of this plan.

     The stock option plan may be administered by the Company's Board of Directors or a committee of the Board. The Company's Board of Directors determines the terms of each option granted under the stock option plan, including the number of shares subject to an option, exercise price, vesting schedule and duration. The exercise price of all incentive stock options granted under the stock option plan cannot be less than the fair market value of the Common Stock on the date of grant and, in the case of incentive stock options granted to holders of more than 10% of the Company's voting power, not less than 110% of the fair market value.

Generally, options granted under the stock option plan have a term of ten years, vest annually over a four-year period and are nontransferable. Payment of the exercise price of options may be made in cash or other consideration as determined by the Company's Board of Directors.

     The Company's Board of Directors has the authority to amend or terminate the stock option plan as long as such action does not adversely affect any outstanding option and provided that shareholder approval for any amendments to the stock option plan shall be obtained to the extent required by applicable law.

Employee Stock Purchase Plan

     The Company's Board of Directors and shareholders adopted an employee stock purchase plan in August 1999, which was implemented as of October 19, 1999. The employee stock purchase plan provides a convenient and practical means by which employees may participate in stock ownership. The Company's Board of Directors believes that the opportunity to acquire a proprietary interest in the Company's success through the acquisition of shares of Common Stock pursuant to the employee stock purchase plan is an important aspect of the Company's ability to attract and retain highly qualified and motivated employees. The employee stock purchase plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. The employee stock purchase plan may be administered by the Company's Board of Directors or by a committee appointed by the Board. The plan administrator has the power to make and interpret all rules and regulations it deems necessary to administer the employee stock purchase plan. The Company's Board of Directors has broad authority to amend the employee stock purchase plan, subject in some instances to shareholder approval. All of the Company's employees who customarily work more than 20 hours per week, including officers, are eligible to participate in the employee stock purchase plan. Eligible employees may elect to contribute from 1% to 10% of the compensation paid to them during each pay period towards stock purchases under the plan. Other than the first offering, which will have a duration of approximately 19 months, each participant may enroll in an 18-month offering in which shares of Common Stock are purchased on the last day of each six-month period during the offering. The first offering commenced on October 19, 1999 and will terminate on May 14, 2001. Thereafter, a separate offering will commence on November 15 and May 15 of each year. The purchase price for shares purchased under the employee stock purchase plan will be equal to 85% of the lower of:

     - the fair market value of the Common Stock on the enrollment date of the offering; or

     - the fair market value on the date of purchase.

Neither payroll deductions credited to an employee's account nor any rights with regard to the purchase of shares under the employee stock purchase plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant, except that a participant may designate a beneficiary in the event of his or her death.

     Upon termination of employment due to death, retirement or disability, the payroll deductions credited to an employee's account will be used to purchase shares on the next purchase date. Any remaining balance will be returned to the participant or his or her beneficiary. Upon termination of employment for any other reason, any payroll deductions credited to an employee's account will be returned to the participant. The Company has authorized the issuance of up to 1,500,000 shares of Common Stock under the employee stock purchase plan. In the event of a merger, consolidation or acquisition by another corporation of all or substantially all of the Company's assets, each outstanding right to purchase shares under the employee stock purchase plan shall be assumed or an equivalent stock purchase right substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the stock purchase right, the offering period during which a participant may purchase stock will be shortened to a specified date before the proposed merger or sale. Similarly, in the event of the Company's liquidation or dissolution, the offering period during which a participant may purchase stock will be shortened to a specified date before the date of the liquidation or dissolution.

401(k) Plan

     In March 1997, the Company's Board of Directors adopted a tax-qualified employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. The Company makes matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee's contributions. Matching contributions are subject to a vesting schedule; all other contributions are at all times fully vested. The Company intends the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees or the Company to the 401(k) plan, and income earned, if any, on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that the Company will be able to deduct its contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     The Company currently does not have any employment agreements with any of its named executive officers. The Company's stock option plan provides that in the event a third party acquires the Company through the purchase of all or substantially all of its assets, a merger or other business combination, if so provided in applicable stock option agreements, the unexercised portion of outstanding options will vest and become immediately exercisable. Only two of the Company's officers have stock option agreements that contain change of control provisions. David Bialer has a stock option agreement which provides for the acceleration of vesting of 50% of any unvested portion of his options in the event a third party acquires the Company. In addition, Brian V. Turner has a stock option agreement pursuant to which his options are all immediately vested but subject to repurchase by the Company over a period of four years from the date of grant. Mr. Turner's option agreement also provides for the release of 50% of any unreleased portion of his options in the event a third party acquires the Company. The Company does not have change of control arrangements with any of the other named executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1999, it has complied with all filing requirements applicable to its executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities with the exceptions of the following, whose Forms 3 were not filed in a timely manner: Advent Atlantic and Pacific III, L.P.; William T. Baxter; David J. Bialer; Jeffrey T. Chambers; Albert T. Dosser; Encompass Europe, Inc.; Encompass Group US Information Technology Partners I, LP; Peter R. Gregory; Scot E. Land; William L. Larson; Northwest Financing, L.L.C.; TA/Advent VIII L.P.; TA Executives Fund L.L.C.; TA Investors L.L.C.; TCI Club; Brian V. Turner; and Donald L. Whitt.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1999. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

     During the fiscal year ended December 31, 1999, the Compensation Committee of the Board of Directors was comprised of two non-employee directors. The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee seeks to provide the executive officers of the Company with competitive compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize shareholder value. Specifically for executive officers, compensation is determined according to the criteria described below.

Compensation

     The Compensation Committee establishes the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) the Company's financial performance over the past year based upon revenues and operating results and
(iii) the achievement of individual performance goals related to each executive officer's duties and area of responsibility.

Equity-Based Compensation

     The Compensation Committee views stock options as an important part of its long-term, performance-based compensation program. The Compensation Committee bases grants of stock options to the executive officers of the Company under the stock option plan upon the Committee's estimation of each executive's contribution to the long-term growth and profitability of the Company. The stock option plan is intended to provide additional incentives to the executive officers to maximize shareholder value. Options are generally granted under the stock option plan at the then-current market price and are generally subject to four-year vesting periods to encourage key employees to remain with the Company.

Compensation of the Chief Executive Officer

     William T. Baxter, the Company's Chief Executive Officer, receives an annual salary of $250,000. Mr. Baxter's annual salary was approved by the Board of Directors by considering several factors including the attainment of corporate revenue and operating results goals for the fiscal year, the Company's progress in new product development and the contribution of the Chief Executive Officer to the Company's strategic focus, market position and brand development. No set formula is used for this determination, and no particular function is weighted greater or lesser than the other.

Summary

     The Compensation Committee believes that the Company's compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals. The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term shareholder value.

    Members of the Compensation Committee:
     Jeffrey T. Chambers
     Scot E. Land

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1999, Messrs. Chambers and Land served on the Company's Compensation Committee. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

     The Company has granted options to purchase Common Stock to Messrs. Chambers and Land. Because of contractual obligations involving Mr. Chambers and his affiliated investment entities, the option grant to Mr. Chambers was issued in the name of TA Associates, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company granted options to purchase shares of Common Stock to the following officers and directors on the date, for the number of shares and with an exercise price indicated opposite each person's name:

                                                         NUMBER OF SHARES
                                                            UNDERLYING      EXERCISE
                  NAME                     GRANT DATE        OPTIONS         PRICE
                  ----                     ----------    ----------------   --------
David J. Bialer..........................    9/25/98         100,000         $ 1.00
                                             9/14/99          30,000          10.00
Jeffrey T. Chambers......................     8/3/98          45,000           1.80
Scot E. Land.............................     8/3/98          45,000           1.80
                                            10/15/99          40,000          12.00
William L. Larson........................    7/20/98         120,000           1.80
David M. Moore...........................   10/29/99          35,000          39.56
Brian V. Turner..........................     4/7/99         300,000           1.44
                                            10/15/99          40,000          12.00
Donald L. Whitt..........................    6/11/97          20,000           0.05
                                             7/17/98          10,000           1.00
                                              7/5/99          40,000           2.50

     Because of contractual obligations involving Mr. Chambers and his affiliated investment entities, the option grant to Mr. Chambers was issued in the name of TA Associates, Inc.

     In September 1999, the Company sold 1,518,378 shares of Common Stock to Vulcan Ventures for an aggregate purchase price of approximately $18.7 million. In connection with its purchase of Common Stock, Vulcan Ventures received piggy-back registration rights, and the Company may therefore become obligated to register under the Securities Act shares of Common Stock held by Vulcan Ventures. In addition, pursuant to the stock purchase agreement between the Company and Vulcan Ventures, the Company has agreed to use its best efforts to cause an individual selected by Vulcan Ventures and reasonably acceptable to the Company to be elected to the Board of Directors.

PERFORMANCE GRAPH

     The graph below compares the annual percentage change in the cumulative total return on the Common Stock with the Nasdaq Computer & Data Processing Services Index and the Standard & Poors 500 Index for the period commencing October 20, 1999, the first trading date following the effective date of the Company's initial public offering, and ending December 31, 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                           AMONG BSQUARE CORPORATION,
                         STANDARD & POORS 500 INDEX AND
            NASDAQ COMPUTER & DATA PROCESSING SERVICES STOCKS INDEX

                                                                                NASDAQ COMPUTER &         STANDARD & POORS 500
                                                   BSQUARE CORPORATION      DATA PROCESSING SERVICES              INDEX
                                                   -------------------      ------------------------      --------------------
10/20/99                                                 100.00                      100.00                      100.00
12/31/99                                                 163.63                      159.98                      114.45

     Assumes that $100 was invested October 20, 1999 in the Company's Common Stock and in each index, and that all dividends were reinvested. Shareholder returns over the indicated period should not be considered indicative of future returns.

TRANSACTION OF OTHER BUSINESS

     The Board of Directors of the Company knows of no other matters to be submitted at the meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          By Order of the Board of Directors

                                          Brian V. Turner, Senior Vice President
                                          of Operations,
                                          Chief Financial Officer and Secretary

Bellevue, Washington
April 7, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              BSQUARE CORPORATION
                 PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 2, 2000

     The undersigned shareholder of BSQUARE CORPORATION (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2000 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 2, 2000 at 10:00 a.m., local time, at the Company's offices located at 3150 139th Avenue S.E.,Bellevue, WA 98005, and hereby revokes all previous proxies and appoints William T. Baxter or Brian V. Turner, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

   TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND
             DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.


                                     (Continued and to be signed on other side)


                             FOLD AND DETACH HERE.

                         Please mark your [X] votes as indicated in this example

1.   ELECTION OF DIRECTORS

     Two Class I directors are to be elected at the Annual Meeting for a one-year term ending 2001. Two Class II directors are to be elected at the Annual Meeting for a two-year term ending in 2002. Two Class III directors are to be elected for a three-year term ending in 2003. The Board of Directors has nominated Scot E. Land and William L. Larson for election as Class I directors. The Board of Directors has nominated Albert T. Dosser and Jeffrey T. Chambers for election as Class II directors. The Board of Directors has nominated William T. Baxter and David M. Moore for election as Class III directors.

     If you wish to withhold authority to vote for any individual nominee, cross out that nominee's name in the list below:

                    Nominees:      William T. Baxter
                                   David M. Moore
                                   Albert T. Dosser
                                   Jeffrey T. Chambers
                                   Scot E. Land
                                   William L. Larson


               FOR                         WITHHOLD AUTHORITY
     all of the nominees listed       to vote for all of the nominees
     above (except those names                  listed above
        that are crossed out)


               [ ]                                [ ]

2. Proposal to ratify and approve an amendment to the stock option plan to annually increase the number of shares reserved for issuance during each of the Company's fiscal years beginning on January 1, 2000 by an amount equal to the lesser of (A) four percent (4%) of the Company's outstanding shares at the end of such fiscal year and (B) an amount determined by the Board of Directors.

          FOR            AGAINST             ABSTAIN
          [ ]              [ ]                 [ ]

3. Proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 150,000,000 shares.

          FOR            AGAINST             ABSTAIN
          [ ]              [ ]                 [ ]

                                             In their discretion, the Proxies
                                             are entitled to vote upon such
                                             other matters as may properly
                                             come before the Annual Meeting
                                             or any adjournments thereof.

                                             THE SHARES REPRESENTED BY THIS
                                             PROXY WILL BE VOTED IN ACCORDANCE
                                             WITH THE SPECIFICATIONS MADE. IF
                                             NO SPECIFICATION IS MADE, THE
                                             SHARES REPRESENTED BY THIS PROXY
                                             WILL BE VOTED FOR EACH OF THE
                                             ABOVE PERSONS AND PROPOSALS, AND
                                             FOR SUCH OTHER MATTERS AS MAY
                                             PROPERLY COME BEFORE THE MEETING
                                             AS THE PROXYHOLDERS DEEM ADVISABLE.

Signature(s)                                           Date               , 2000
           ------------------------------------------      ---------------

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

                             FOLD AND DETACH HERE.